FORM OF LOCK-UP AGREEMENT

Institutional Equity Corporation
Capital West Securities, Inc.
    As Representatives of the Several Underwriters
5910 North Central Expressway, Suite 500
Dallas, Texas 75206

Ladies and Gentlemen:

         The undersigned understands that you, as the Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Catalog.com, Inc., a Oklahoma corporation (the "Company"), providing for the initial public offering (the "Offering") by the Underwriters, of 1,000,000 shares of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission.

         In consideration of the Underwriters' agreement to purchase the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that during the period beginning on the date of this letter and ending six (6) months (the "Lock-Up Period") after the date of the final prospectus relating to the offer and sale of the Common Stock, the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of (individually, a "Disposition") any Common Stock, or securities exercisable, convertible, or exchangeable for or into Common Stock (collectively, the "Securities"), that the undersigned now owns or will own in the future (beneficially or of record), except (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of the Representatives. The foregoing restriction is expressly agreed to preclude the holder of Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

                                                              Sincerely,


Date: July ___, 2000                     --------------------------------------


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